Exhibit 10.1
Certain information in this exhibit identified by brackets has been omitted because it is both not material and is the type that the Registrant treats as private or confidential.

THIRD AMENDMENT TO GOOGLE MAPS AGREEMENT
Places API

This third amendment (“Amendment”) is entered into by Google LLC (“Google”) and Uber Technologies, Inc. ("Customer”), and amends the Google Maps Master Agreement (“Master Agreement”), the Google Maps Platform Rides and Delivery Solution Services Schedule (“Services Schedule”) between the parties dated July 13, 2020, as amended (collectively, the “Agreement”). This Amendment is effective on the date last signed below (“Amendment Effective Date”).

AGREED TERMS

1.Definitions. The Agreement’s defined terms apply to this Amendment.

2.Master Agreement Amendments. The Master Agreement is amended as follows:

2.1    Section 7 (Representations and Warranties). The following language is added to the end of Section 7 (Representations and Warranties):

“Customer represents and warrants in connection with Customer’s use of Google Maps Content for [***] and [***] that Customer will not, directly or indirectly:

(1)use the Services or Google Maps Content in a manner that (i) violates any applicable laws, regulations or governmental orders, including those: (a) requiring consent to be obtained prior to transmitting, recording, collecting, or monitoring data or communications; (b) requiring compliance with opt-out requests for any data or communications; or (c) restricting spamming or other unsolicited or harassing marketing activities;

(2)intentionally originate any content or communications (commercial or otherwise) that are illegal, harmful, confirmed to be criminal misinformation or otherwise pose a threat to public safety;

(3)violate the integrity of the Services by attempting to bypass, exploit, defeat or disable limitations or restrictions placed on the Services.

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3.Services Schedule Amendments. The Services Schedule is amended as follows:

3.1    Section 14 (Additional Definitions). The following new terms are added to Section 14 (Additional Definitions):

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3.2    Appendix 3 (Caching Solution). The Agreement’s Appendix 3 (Caching Solution) is deleted in its entirety and replaced with the attached Appendix 3 (Caching Solution).

3.3    Appendix 4 (Content Usage Framework). The Agreement’s Appendix 4 (Content Usage Framework) is deleted in its entirety and replaced with the attached Appendix 4 (Content Usage Framework).

4.Data Partnership. Customer and Google will discuss in good faith a data sharing arrangement where Customer may share mutually agreed upon Customer content with Google to assist Google in validating or correcting information (e.g. restaurant names and addresses) in its Maps products and services. Meetings to discuss this topic will be held at mutually convenient times between Google and relevant internal Uber mapping data teams. The parties will in good faith conclude discussions on this topic within six months from the Amendment Effective Date.

5.General. The Agreement remains in full force and effect except as modified by this Amendment. To the extent the Agreement and this Amendment conflict, this Amendment governs. The Agreement’s governing law and dispute resolution provisions apply to this Amendment.

Signed by the parties’ authorized representatives on the dates below.

Google	Customer
By: /s/ Philipp Schindler	By: /s/ Ajay Dalvi
Name: Philipp Schindler	Name: Ajay Dalvi
Title: Authorized Signtatory	Title: Senior Director
Date: April 22, 2024	Date: April 19, 2024

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Appendix 3: Caching Solution

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7.Audit for [***] and [***]. No more than once per calendar year, and after providing at least 30 days prior written notice, Google may at its cost use a Third Party Auditor to audit Customer’s compliance with this Agreement’s terms related to [***] and [***]:
a.Customer will cooperate with the Third Party Auditor and provide (a) reasonable access to Customer’s systems and documents; and (b) if on-site access is required, access during normal business hours, in each case for an agreed period of time to verify the accuracy of Customer’s compliance with the terms.
b.Customer reserves the right to restrict access to information that is not directly relevant to the audit's scope.
c.If the audit reveals non-compliance of the Agreement related to [***] or [***] by Customer, Google will notify Customer in writing and Customer will pay Google’s reasonable audit costs. The parties will use commercially reasonable efforts to resolve the non-compliance in good faith during a 30-day informal dispute resolution period, unless otherwise agreed to by the parties.

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Appendix 4 (Content Usage Framework)

Customer may Create Content and any use of Created Content subject to Appendix 3 (Caching Solution) and this Appendix 4 (Content Usage Framework).

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